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                               AMENDMENT NO. 2 TO
                       CONTRIBUTION AND EXCHANGE AGREEMENT



         This AMENDMENT NO. 2 ("Amendment") made and entered into as of the 3rd day of September, 1996, by and between PEGASUS COMMUNICATIONS HOLDINGS, INC. ("Pegasus"), a Delaware corporation, and HARRON COMMUNICATIONS CORP. ("Harron"), a New York corporation. Pegasus and Harron are collectively referred to herein as the "Parties."

                                R E C I T A L S:

         WHEREAS, the Parties have entered into that certain Contribution and Exchange Agreement dated as of May 30, 1996, as amended by Amendment No. 1 dated as of August 19, 1996 ("Agreement"); and

         WHEREAS, the Parties wish to amend the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and mutual promises made herein and in the Agreement, and in consideration of the representations, warranties and covenants contained herein and in the Agreement, and intending to be legally bound hereby, the Parties agree that Section 2.2 of the Agreement shall be amended in its entirety as follows:

                  Section 2.2. Consideration. In exchange for Harron's contribution of the Assets to PCC, Pegasus shall cause PCC to pay to Harron the following consideration ("Consideration"):

                           (a) Cash in an amount equal to $17,894,319 minus the
                  amount of the Current Liabilities ("Cash Consideration"), subject to the Operating Adjustment.

                           (b) The number of shares of Unregistered Class A
                  Common Stock that could be purchased for $11,929,546 at the price at which the Registered Class A Common Stock is first sold to the public in the IPO ("Stock Consideration").




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         IN WITNESS WHEREOF, the Parties hereto have duly executed this
Amendment as of the day and year first above written.




                               PEGASUS COMMUNICATIONS HOLDINGS, INC.


                               By:   /s/ Ted S. Lodge
                                  ---------------------------------------
                                    Ted S. Lodge, Senior Vice President



                               HARRON COMMUNICATIONS CORP.




                               By:   /s/ John F. Quigley, III
                                  -----------------------------------------
                                    John F. Quigley, III, Vice President
                                    and Chief Financial Officer